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                                                                  EXHIBIT (n)(1)



                               CONSENT OF COUNSEL

                             AIM FLOATING RATE FUND


         We hereby consent to the use of our name and to the reference to our firm under the caption "Other Information - Legal Matters" in the Statement of Additional Information for AIM Floating Rate Fund, which is included in Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-72419), and Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09797), on Form N-2 of AIM Floating Rate Fund.





                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
April 21, 2003